UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

REIN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12407 N. Mopac Expy., Suite 250, #390 Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (737) 802-1989

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RNTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pre-Paid Advance Agreement

On July 29, 2025 (the “Effective Date”), Rein Therapeutics, Inc. (the “Company”) entered into a Pre-Paid Advance Agreement (the “PPA”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”). In accordance with the terms of the PPA, the Company may request pre-paid advances of up to $6.0 million from Yorkville (each, a “Pre-Paid Advance”) over a 12-month period, subject to certain limitations and conditions set forth in the PPA. Each Pre-Paid Advance will be purchased by Yorkville at 95% of the face amount of the Pre-Paid Advance. An initial Pre-Paid Advance of $1.0 million was purchased on the Effective Date by Yorkville, for net proceeds of $0.95 million. Each additional Pre-Paid Advance shall be subject to the consent of Yorkville. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate of 8%, subject to an increase to 18% upon events of default described in the Pre-Paid Advance Agreement.

At any time that there is an outstanding balance under any Pre-Paid Advances, Yorkville may provide written notice (each, a “Purchase Notice”) requiring the Company to issue and sell shares of the Company’s common stock (the “PPA Shares”) to Yorkville, which shall be offset against and reduce the amounts outstanding under the Pre-Paid Advances, at a price per share equal to the lower of (a) 115% of the daily volume weighted average price (the “VWAP”) of the Company’s common stock on the Nasdaq Capital Market on the last full trading day immediately prior to the date of such Pre-Paid Advance (the “Fixed Price”) and (b) 95% of the lowest daily VWAP of the Company’s common stock on the Nasdaq Capital Market during the seven consecutive trading days immediately preceding the date on which Yorkville provides the Purchase Notice to the Company (the “Market Price”), but in no event shall the Market Price be less than $0.28 per share (the “Floor Price”). Yorkville shall, in each Purchase Notice, select the number of shares to be issued, in its sole discretion, provided that the aggregate price for such shares may not exceed the balance outstanding under the Pre-Paid Advances or exceed other specified limits in the Pre-Paid Advance Agreement. Amounts offset by the issuance of the PPA Shares shall be applied first toward accrued and unpaid interest, if any, and then toward outstanding principal under the Pre-Paid Advances.

In the event the daily VWAP of the Company’s common stock is (i) below the Floor Price for any five of seven consecutive trading days (a “Floor Price Event”), (ii) any of the shares to be issued pursuant to the PPA are not eligible to be sold pursuant to an effective registration statement for a period of 10 consecutive trading days (a “Registration Event”), or (iii) the Company has issued substantially all of the shares available under the Exchange Cap (as defined below) (an “Exchange Cap Event,” and the date on which any event described in (i) through (iii) occurs, the “Amortization Event Date”), the Company will pay Yorkville a monthly cash payment equal to the lesser of 25% of the initial amount of any outstanding Pre-Paid Advance and the outstanding principal balance of such Pre-Paid Advance on the Amortization Event Date. Such payments will continue until either all amounts outstanding under any Pre-Paid Advance are paid in full or (i) in the event of a Floor Price Event, the daily VWAP is greater than the Floor Price then in effect for five consecutive Trading Days or the Company delivers a written, irrevocable notice (a “Reset Notice”) to Yorkville lowering the Floor Price to an amount that is no more than 75% of the closing price on the trading day immediately prior to the Reset Notice, (ii) in the event of a Registration Event, the condition or event causing the Registration Event is cured, or (iii) in the event of an Exchange Cap Event, the Company obtains stockholder consent for the Company to issue shares of common stock in excess of the Exchange Cap.

As consideration, in connection with entry into the PPA, the Company paid Yorkville’s structuring and due diligence fees of $25,000.

The PPA Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333- 287342). Concurrently with the filing of this Current Report on Form 8-K, the Company is filing a prospectus supplement with the U.S. Securities and Exchange Commission in connection with the offer and sale of the PPA Shares.

A copy of the legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP as to the legality of the PPA Shares is attached as Exhibit 5.1 hereto.

Standby Equity Purchase Agreement

Also on the Effective Date, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with Yorkville pursuant to which the Company has the right to sell to Yorkville up to $15.0 million of shares of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, during the 36 months following the Effective Date (such shares, the “SEPA Shares” and together with the PPA Shares, the “Shares”). Sales of the SEPA Shares to Yorkville, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any SEPA Shares to Yorkville.

Each advance (each, a “SEPA Advance”) the Company requests in writing to Yorkville under the SEPA (notice of such request, a “SEPA Advance Notice”) may be for a number of SEPA Shares up to such number of shares as is equal to 100% of the average daily trading volume of the Common Stock during the five trading days immediately prior to the date the Company requests each SEPA Advance Notice. The Company may establish a minimum acceptable price in each SEPA Advance Notice below which the Company will not be obligated to make any sales to Yorkville pursuant to such notice. The shares of Common Stock sold pursuant to a SEPA Advance delivered by the Company will be purchased by Yorkville at a price equal to 96% of the lowest daily VWAP of the Company’s common stock on the Nasdaq Capital Market during the three consecutive trading days commencing on the date of the delivery of the SEPA Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the SEPA Advance Notice or there is no VWAP on the subject trading day.

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the Effective Date or (ii) the date on which Yorkville shall have made payment of SEPA Advances pursuant to the SEPA for SEPA Shares equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding SEPA Advance Notices for which SEPA Shares are required to be issued and that the Company has paid all amounts owed to Yorkville pursuant to the SEPA. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent.

As consideration for Yorkville’s commitment to purchase the SEPA Shares, the Company (i) agreed to pay to Yorkville a commitment fee of $300,000, which was satisfied by the issuance to Yorkville of an aggregate of 213,099 shares of common stock (the “Commitment Shares”) and (ii) paid Yorkville’s structuring and due diligence fees of $25,000.

Pursuant to the SEPA, the Company is required to register all shares which Yorkville may acquire. The Company agreed to file with the SEC a registration statement registering for resale all of the SEPA Shares and the Commitment Shares. The Company is required to have a registration statement declared effective by the SEC before it can sell any SEPA Shares to Yorkville pursuant to the SEPA.

The total aggregate number of Shares issuable under the terms of the PPA and the SEPA is limited to a number equivalent to 19.9% of the outstanding shares of the Company’s common stock as of the Effective Date (the “Exchange Cap”) unless certain conditions are met, which could have the effect of limiting the total proceeds made available to the Company under the PPA and the SEPA. The issuance of Shares under the PPA and the SEPA is subject to further limitations and conditions, including that the Shares beneficially owned by Yorkville and its affiliates at any one time will not exceed 4.99% of the then-outstanding shares of the Company’s common stock.

The foregoing summaries of the PPA and the SEPA are qualified in their entirety by reference to the full texts of the PPA and the SEPA, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The representations, warranties and covenants contained in the PPA and the SEPA were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the PPA and the SEPA are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the Pre-Paid Advances set forth in Item 1.01 of this Current Report is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the issuance of the Commitment Shares in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Based in part upon the representations of Yorkville in the SEPA, the offering and sale of the Commitment Shares was consummated pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Commitment Shares have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

10.1	Pre-Paid Advance Agreement, dated as of July 29, 2025, between the Registrant and YA II PN, Ltd.

10.2	Standby Equity Purchase Agreement, dated as of July 29, 2025, between the Registrant and YA II PN, Ltd.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2025	REIN THERAPEUTICS, INC.

	By:	/s/ Brian Windsor
Brian Windsor, Ph.D.
President and Chief Executive Officer